Exhibit 24



                           OMNIBUS AMENDMENT AGREEMENT

         Omnibus Amendment Agreement, dated January 25 2002, among the entities set forth on the signatures pages hereof (this "Agreement").

                          W I T N E S S E T H T H A T:

         WHEREAS, as contemplated by Section 6.05 of that certain Guaranty (the "TCW Guaranty") dated as of December 21, 2001 among TCW/Crescent Mezzanine Partners III, L.P. and TCW/Crescent Mezzanine Trust III (collectively, the "Other TCW Entities") and Citicorp, USA Inc., as Administrative Agent (the "Administrative Agent"), TCW/Crescent Mezzanine III Netherlands, L.P. ("Netherlands") may be added to the TCW Guaranty as a joint and several "Guarantor" thereunder;

         WHEREAS, Netherlands is willing to be so added to the TCW Guaranty provided that it also becomes a party to the Reimbursement Agreement by and among Green Equity Investors III, L.P., Green Equity Investors Side III, L.P. (collectively "LGP"), Citicorp USA, Inc., as Collateral Agent (the "Collateral Agent"), MEMC Electronic Materials, Inc. ("MEMC"), TPG Partners III, L.P. ("TPG") and the Other TCW Entities (the "Reimbursement Agreement"), the Intercreditor Agreement by and among the Administrative Agent, the Collateral Agent, TPG, the Other TCW Entities and LGP (the "Pari Passu Intercreditor Agreement"), the Intercreditor Agreement by and among TPG, the Other TCW Entities, TPG Wafer Management, L.L.C. and TPG Wafer Partners, L.L.C. (the "Intercreditor Agreement") and the Termination and Funding Agreement by and among MEMC, TPG Wafer Credit Partners LLC, T3 Partners II, L.P., T3 Parallel II, L.P., the Other TCW Entities, LGP, the Administrative Agent and the Collateral Agent (the "Termination Agreement"), each dated as of December 21, 2001 (collectively, the "MEMC Documents"); and

         WHEREAS, the parties to the MEMC Documents wish to effect the amendments provided in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending legally to be bound, the parties hereto hereby agree as follows:

          1. Netherlands is hereby added to the TCW Guaranty as a joint and several "Guarantor" with the Other TCW Entities. Without limiting the foregoing, Netherlands hereby, jointly and severally with the other TCW Entities, guarantees to the Lenders and the Administrative Agent the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the TCW Percentage of the Guaranteed Obligations (as defined in Section 2.01 of the TCW Guaranty) in the same manner and to the same extent as is provided in the TCW Guaranty. In addition, Netherlands hereby
     (i) makes the representations and warranties set forth in Section 3.01 of the TCW Guaranty with respect to itself and its obligations under this Agreement, as if each reference in such Section to the TCW Guaranty included reference to this Agreement and (ii) submits to the jurisdiction of the courts, appoints and designates the Process Agent (as defined in the TCW Guaranty) its agent for service of process, and waives jury trial, in each case as provided in Sections 6.09 and 6.10 of the TCW Guaranty. Netherlands hereby agrees to deliver within 10 days of the date hereof to the Administrative Agent (i) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of Netherlands, the authorization of this Agreement and any other legal matters relating to Netherlands or this Agreement or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel, (ii) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of O'Melveny & Meyers LLP special counsel to Netherlands, and Kramer Levin Naftalis & Frankel, LLC, special counsel to Netherlands, each in form and substance reasonably acceptable to the Administrative Agent and (iii) a complete list, as of the date hereof, of all "Limited Partners" (as such term is defined in the Agreement of Limited Partnership dated as of December 21, 2001 between TCW/Crescent Mezzanine III, LLC as General Partner and the Limited Partners listed on Schedule I thereto). The Administrative Agent hereby agrees that such information constitutes "Information" (as defined in Section 6.14 of the TCW Guaranty) and agrees to comply with the requirements of said Section 6.14 as to such Information.

          2. The Reimbursement Agreement is hereby amended pursuant to Section
     8.09 thereto to include Netherlands within the definitions of "TCW," "Fund Guarantors" and "TCW Guarantors."

          3. The Pari Passu Intercreditor Agreement is hereby amended pursuant to Article VI thereto to include Netherlands within the definitions of "Fund Guarantors" and "TCW Percentage" in Schedule I thereto.

          4. The Intercreditor Agreement is hereby amended pursuant to Section 11 thereto to include Netherlands within the definitions of "TCW" and "TCW Guarantor."

          5. The Termination Agreement is hereby amended to include Netherlands within the definition of "Fund Guarantor" and as one of the "Lenders" referred to therein (except in Section 4 thereof).

          6. Each of the MEMC Documents is hereby amended to include Netherlands as a party thereto, as if Netherlands had executed and delivered such documents on December 21, 2001.

          7. The LGP Guaranty and the TPG Guaranty (as such terms are defined in the Termination Agreement) are hereby amended pursuant to Sections 6.04 thereto to include Netherlands within the definition of "Other Guarantors."

          8. For the avoidance of doubt, and by reason of Section 2 hereof, MEMC and the Collateral Agent hereby confirm that Netherlands is included within the terms "TCW Guarantor," "Fund Guarantors" and "Secured Parties" in the Amended and Restated Security Agreement, dated as of December 21, 2001, among MEMC, certain subsidiaries of MEMC and the Collateral Agent.

          9. Except as specifically amended hereby, the MEMC Documents, the LGP Guaranty, the TCW Guaranty and the TPG Guaranty shall remain in full force and effect and nothing herein shall alter, reduce or otherwise modify the obligations of any party under the TCW Guaranty, the LPG Guaranty, the TPG Guaranty and the MEMC Documents.

          10. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall be effective as of December 21, 2001. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          11. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          12. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first written above.

                             MEMC ELECTRONIC MATERIALS, INC.

                             By: /s/ James M. Stolze
                                 -------------------------------
                             Name:  James M. Stolze
                             Title: Executive Vice President,
                                    Chief Financial Officer

                             By: /s/ Kenneth L. Young
                                 -------------------------------
                             Name:  Kenneth L. Young
                             Title: Treasurer

                             CITICORP USA, INC.,
                             as Administrative and Collateral
                             Agent

                             By:
                                 -------------------------------
                             Name:
                             Title:

                             TPG PARTNERS III, L.P.
                             By: TPG GenPar III, L.P.
                                 Its General Partner

                             By: TPG Advisors III, Inc.
                                 Its General Partner

                             By: /s/ Richard A. Ekleberry
                                 -------------------------------
                             Name:  Richard A. Ekleberry
                             Title: Vice President

                             With respect to Section 7 only:

                             TPG GENPAR III, L.P.
                             By: TPG Advisor III, Inc.
                                 Its General Partner

                             By: /s/ Richard A. Ekleberry
                                -------------------------------
                             Name:  Richard A. Ekleberry
                             Title: Vice President

                             TCW/CRESCENT MEZZANINE PARTNERS III, L.P.,
                             TCW/CRESCENT MEZZANINE  TRUST III and
                             TCW/CRESCENT MEZZANINE III NETHERLANDS, L.P.
                             By: TCW/Crescent Mezzanine
                                 Management III, L.L.C., as its
                                 Investment Manager

                             By:  TCW Asset Management Company, as
                                  Its Sub-Advisor

                             By: /s/ Jean-Marc Chapus
                                -------------------------------
                             Name:  Jean-Marc Chapus
                             Title: Managing Director

                             By: /s/ James C. Shevlet, Jr.
                               -------------------------------
                             Name:  James C. Shevlet, Jr.
                             Title: Senior Vice President

                             With respect to Section 1 only:

                             TCW/CRESCENT MEZZANINE III, LLC

                             By: TCW Asset Management Company, its
                                 Sub-Advisor

                             By: /s/ Jean-Marc Chapus
                                -------------------------------
                             Name:  Jean-Marc Chapus
                             Title: Managing Director

                             By: /s/ James C. Shevlet, Jr.
                               -------------------------------
                             Name:  James C. Shevlet, Jr.
                             Title: Senior Vice President

                             GREEN EQUITY INVESTORS III, L.P.
                             By:  GEI Capital III, LLC, as its General Partner


                             By: /s/ John Danhakl
                                 ----------------------------
                             Name: John Danhakl
                             Title: Manager

                             GREEN EQUITY INVESTORS SIDE III, L.P.
                             By:  GEI Capital III, LLC, as its General Partner

                             By: /s/ John Danhakl
                                 ----------------------------
                             Name: John Danhakl
                             Title: Manager

                             With respect to Section 7 only:

                             GEI CAPITAL III, LLC


                             By: /s/ John Danhakl
                                 ----------------------------
                             Name: John Danhakl
                             Title: Manager

                             TPG WAFER MANAGEMENT, L.L.C.

                             By: /s/ Richard A. Ekleberry
                                 -------------------------------
                             Name:  Richard A. Ekleberry
                             Title: Vice President

                             TPG WAFER PARTNERS, L.L.C.

                             By: /s/ Richard A. Ekleberry
                                 -------------------------------
                             Name:  Richard A. Ekleberry
                             Title: Vice President

                             TPG WAFER CREDIT PARTNERS LLC

                             By: /s/ Richard A. Ekleberry
                                 -------------------------------
                             Name:  Richard A. Ekleberry
                             Title: Vice President

                             T3 PARTNERS II, L.P.
                             By: T3 GenPar II, L.P.
                                 Its General Partner

                             By: T3 Advisors II, Inc.
                                 Its General Partner

                             By: /s/ Richard A. Ekleberry
                                 -------------------------------
                             Name:  Richard A. Ekleberry
                             Title: Vice President

                             T3 PARALLEL II, L.P.
                             By: T3 GenPar II, L.P.
                                 Its General Partner

                             By: T3 Advisors II, Inc.
                                 Its General Partner

                             By: /s/ Richard A. Ekleberry
                                 -------------------------------
                             Name: Richard A. Ekleberry
                             Title: Vice President